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                                                                    Exhibit 3.01


                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                     TRAVELERS/AETNA PROPERTY CASUALTY CORP.

            (Pursuant to Sections 242 and 245 of the Delaware General
                                Corporation Law)

                  Travelers/Aetna Property Casualty Corp., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), does hereby certify as follows:

                  1. The name of the Corporation is Travelers/Aetna Property Casualty Corp. The name under which the Corporation was originally incorporated was Travelers P&C Holdings Inc. and the original Certificate of Incorporation was filed with the Secretary of State on January 3, 1996.

                  2. This Restated Certificate of Incorporation restates and integrates and also further amends the Certificate of Incorporation of the Corporation, as heretofore amended. This Restated Certificate of Incorporation was proposed by the Board of Directors and duly adopted by the sole stockholder of the Corporation in the manner and by the vote prescribed by Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware. The text of the Certificate of Incorporation, as so amended and restated is as follows:

                  FIRST: The name of the Corporation is: Travelers/Aetna Property Casualty Corp. (hereinafter the "Corporation").

                  SECOND: The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at that address is The Corporation Trust Company.

                  THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware as set forth in Title 8 of the Delaware Code (the "GCL").
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                  FOURTH: A. Authorized Shares. The total number of shares of stock which the Corporation shall have the authority to issue is 1,425,000,000 shares consisting of 700,000,000 shares of Class A common stock with a par value of $.01 per share (the "Class A Common Stock"), 700,000,000 shares of Class B common stock with a par value of $.01 per share (the "Class B Common Stock" and, together with the Class A Common Stock, the "Common Stock"), and 25,000,000 shares of preferred stock with a par value of $.10 per share (the "Preferred Stock"). The number of authorized shares of Class A Common Stock or Class B Common Stock may be increased or decreased (but not below the number of shares of Class A Common Stock or Class B Common Stock then outstanding) by the affirmative vote of a majority of the aggregate voting power of the outstanding shares of Class A Common Stock and Class B Common Stock, voting together without regard to class.

                  Effective upon the filing of this Restated Certificate of Incorporation with the Secretary of State, each share of Common Stock, par value $.01 per share, of the Corporation outstanding as of the close of business on the day prior to the date of such filing shall be reclassified on a basis of one share of Class B Common Stock for each share of Common Stock outstanding and, accordingly, each share of Common Stock outstanding as of the close of business on the day prior to the date of such filing, each having a par value of $.01 per share, shall, without further action by the Corporation or any stockholder, be deemed to represent one share of Class B Common Stock, par value $.01 per share.

                  B. Ranking. The powers, preferences and rights of the Class A Common Stock and Class B Common Stock, and the qualifications, limitations and restrictions thereof, shall be in all respects identical, except as otherwise required by law or expressly provided in this Restated Certificate of Incorporation.

                  C. Voting. Except as otherwise required by law or in this Restated Certificate of Incorporation, with respect to all matters upon which stockholders are entitled to vote or to which stockholders are entitled to give consent, the holders of any outstanding shares of the Class A Common Stock and the holders of any outstanding shares of Class B Common Stock shall vote together without regard to class, and every holder of the Class A


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Common Stock shall be entitled to cast thereon one (1) vote in person or by proxy for each share of the Class A Common Stock standing in such holder's name, and every holder of the Class B Common Stock shall be entitled to cast thereon ten (10) votes in person or by proxy for each share of Class B Common Stock standing in such holder's name.

                  D. Amendments Affecting Stock. So long as any shares of Class A Common Stock are outstanding, the Corporation shall not, without the affirmative vote of at least a majority (or such higher percentage, if any, as may then be required by applicable law) of the outstanding shares of Class A Common Stock voting as a single class, (i) amend, alter or repeal any provision of Sections B through K of this Article FOURTH so as to affect adversely the relative rights, preferences, qualifications, limitations or restrictions of the Class A Common Stock as compared to those of the Class B Common Stock or (ii) take any other action upon which class voting is required by law.

                  E. Dividends; Changes in Stock. No dividend or distribution may be declared or paid on any share of Class A Common Stock unless a dividend or distribution, payable in the same consideration and manner, is simultaneously declared or paid, as the case may be, on each share of Class B Common Stock, nor shall any dividend or distribution be declared or paid on any share of Class B Common Stock unless a dividend or distribution, payable in the same consideration and manner, is simultaneously declared or paid, as the case may be, on each share of Class A Common Stock, in each case without preference or priority of any kind; provided, however, that if dividends are declared that are payable in shares of Class A Common Stock or in Class B Common Stock or in rights, options, warrants or other securities convertible into or exchangeable for shares of Class A Common Stock or Class B Common Stock, dividends shall be declared that are payable at the same rate on both classes of Common Stock and the dividends payable in shares of Class A Common Stock or in rights, options, warrants or other securities convertible into or exchangeable for shares of Class A Common Stock shall be payable to holders of Class A Common Stock and the dividends payable in shares of


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Class B Common Stock or in rights, options, warrants or other securities convertible into or exchangeable for shares of Class B Common Stock shall be payable to holders of Class B Common Stock. If the Corporation in any manner subdivides or combines the outstanding shares of Class B Common Stock, the outstanding shares of the Class A Common Stock shall be proportionately subdivided or combined, as the case may be. Similarly, if the Corporation in any manner subdivides or combines the outstanding shares of Class A Common Stock, the outstanding shares of the Class B Common Stock shall be proportionately subdivided or combined, as the case may be.

                  F. Optional Conversion. (i) Each share of Class B Common Stock shall be convertible at any time while beneficially owned by Travelers (as defined in Article SEVENTH hereof) or a Class B Transferee (as defined below), if any, at the option of the holder thereof into one share of Class A Common Stock, subject to adjustment as provided in paragraph (iv) of this Section F and subject to the conditions and limitations described below and in the manner described below; provided, however, that following the disposition of Class B Common Stock beneficially owned by Travelers Group Inc. ("Travelers Group") or a Class B Transferee (as defined in Section G below) effected in connection with a transfer of such Class B Common Stock to stockholders of Travelers Group or stockholders of a Class B Transferee, as the case may be, as a spin-off, split-off or split-up which is intended to be on a tax-free basis (a "Tax-Free Spin-Off") under the United States Internal Revenue Code of 1986, as amended (the "Code"), no shares of Class B Common Stock shall be so convertible into shares of Class A Common Stock at the option of the holder thereof from and after the date of such disposition.

                  (ii) In order to convert shares of Class B Common Stock into Class A Common Stock pursuant to this Section F, the holder thereof shall surrender to the Corporation the certificate or certificates therefor, duly endorsed or assigned to the Corporation or in blank, and give written notice to the Corporation that he elects to convert such shares. Such notice shall be dated and received by the Corporation at least one business day prior to the date fixed for conversion and shall state (a) the number of shares of Class B Common Stock to be converted, (b) the date fixed for conversion, (c) the denominations in which the shares of Class A Common Stock issuable upon such conversion are to be issued, (d) the


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name in which the shares of Class A Common Stock are to be registered, if different from the registered holder of the Class B Common Stock being converted and (e) the name and address of the registered holder requesting such conversion.

                  (iii) Shares of Class B Common Stock shall be deemed to have been converted immediately prior to the close of business on the day of the surrender of such shares for conversion in accordance with the foregoing provisions, and the person or persons entitled to receive Class A Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Class A Common Stock at such time. As promptly as practicable on or after the conversion date, the Corporation shall issue and shall deliver a certificate or certificates for the number of shares of Class A Common Stock issuable upon such conversion to the person or persons entitled to receive the same.

                  (iv) If there occurs any capital reorganization or any reclassification of the capital stock of the Corporation (other than a subdivision or combination described in Section E or pursuant to a merger or consolidation referred to in Section I), each share of Class B Common Stock shall thereafter be convertible into, in lieu of one share of Class A Common Stock, the same kind and amounts of securities or other assets, or both, which were issuable or distributable to the holders of shares of outstanding Class A Common Stock of the Corporation upon such reorganization or reclassification in respect to that number of shares of Class A Common Stock into which such share of Class B Common Stock would have been converted had such share of Class B Common Stock been converted into Class A Common Stock immediately prior to such reorganization or reclassification.

                  (v) Upon any event described in paragraph (iv) above, the Corporation shall promptly mail to each holder of Class B Common Stock a notice which shall describe such event and the change in the number of shares or other assets or securities issuable upon the conversion of Class B Common Stock, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.


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                  (vi) The Corporation will pay any and all taxes that may be payable in respect of the issue or delivery of shares of Class A Common Stock on conversion of the Class B Common Stock pursuant hereto. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares of Class A Common Stock in a name other than that in which the shares of Class B Common Stock so converted were registered, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Corporation the amount of any such tax, or has established to the satisfaction of the Corporation that such tax has been paid.

                  G. Automatic Conversion. (i) Except as otherwise provided in subsections (ii) and (iii) below, upon any issuance by the Corporation, or any sale or other transfer by a stockholder of the Corporation, of shares of Class B Common Stock, of rights, options or warrants to purchase Class B Common Stock or of securities convertible into or exchangeable for shares of Class B Common Stock to any person or persons other than Travelers (as defined in Article SEVENTH hereof) or a Class B Transferee, including, without limitation, pursuant to any private placement or public sale of such shares (including a public offering registered under the Securities Act of 1933 and a sale pursuant to Rule 144 under the Securities Act of 1933 or any similar rule then in force), such shares shall automatically convert into an equal number of shares of Class A Common Stock (with the same rights and restrictions as shares of Class A Common Stock generally), and such rights, options, warrants or convertible or exchangeable securities shall automatically convert into rights, options or warrants to purchase Class A Common Stock or securities convertible into or exchangeable for shares of Class A Common Stock (otherwise with terms identical to the rights, options, warrants or convertible or exchangeable securities that so automatically convert), in each case, without any further action on the part of the Corporation or any other person, and the certificates representing such shares, rights, options, warrants or convertible or exchangeable securities shall be deemed to represent shares of Class A Common Stock, rights, options or warrants to purchase shares of Class A Common Stock or securities convertible into or exchangeable for shares of Class A Common Stock,


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as the case may be. For purposes of this Section G: (a) a "person" shall mean a corporation, a trust, a limited liability company, an association, a partnership, a joint venture, an organization, a business, an individual, a government or a subdivision thereof or a governmental agency and (b) the term "transfer" shall not include a bona fide pledge of shares of Class B Common Stock.

                  (ii) Notwithstanding the foregoing, if shares of Class B Common Stock representing more than 50% of all of the then outstanding shares of Common Stock are transferred by Travelers in a single transaction, or series of related transactions, to one person (other than an underwriter of such stock in connection with a bona fide underwriting of such stock), or group of affiliated persons, that is not an affiliate (within the meaning of the rules and regulations under the Securities Act of 1933) of Travelers (together with any wholly owned subsidiary of such transferee to whom such transferee transfers all or a portion of such shares of Class B Common Stock, a "Class B Transferee") such shares of Class B Common Stock so transferred shall not automatically convert into shares of Class A Common Stock upon such transfer. Any shares of Class B Common Stock retained by Travelers following any such transfer to a Class B Transferee shall automatically convert into shares of Class A Common Stock upon such transfer without any further action by the Corporation or any other person and the certificates representing such shares shall be deemed to represent shares of Class A Common Stock.

                  (iii) Notwithstanding the foregoing, (a) if shares of Class B Common Stock are transferred to stockholders of Travelers Group or stockholders of a Class B Transferee in a Tax-Free Spin-Off, each share of Class B Common Stock so transferred shall not automatically convert into shares of Class A Common Stock upon such transfer and (b) following a Tax-Free Spin-Off, all outstanding shares of Class B Common Stock shall not automatically convert into shares of Class A Common Stock upon the transfer thereof by any holder thereof; provided, however, that all outstanding shares of Class B Common Stock shall automatically convert into shares of Class A Common Stock on the fifth anniversary of a Tax-Free Spin-Off, unless prior to the occurrence of such Tax-Free Spin-Off, Travelers Group or the Class B Transferee, as the case may be, delivers to the Corporation a written opinion


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reasonably satisfactory to the Corporation (which, in the case of Travelers
Group, may include, without limitation, an opinion of Travelers Group's Chief Accounting Officer or Vice President of Taxes) to the effect that such conversion would preclude Travelers Group or the Class B Transferee, as the case may be, from obtaining a favorable ruling from the Internal Revenue Service that such transfer of Class B Common Stock would be a Tax-Free Spin-Off. If such an opinion is received, such Class B Common Stock shall not automatically convert into Class A Common Stock on such fifth anniversary date and the Corporation shall cause approval of such conversion to be submitted to a vote of the holders of the Common Stock as soon as practicable after the fifth anniversary of the Tax-Free Spin-Off unless Travelers Group or the Class B Transferee, as the case may be, delivers to the Corporation a written opinion reasonably satisfactory to the Corporation (which, in the case of Travelers Group, may include, without limitation, an opinion of Travelers Group's Chief Accounting Officer or Vice President of Taxes) prior to such fifth anniversary to the effect that such vote would adversely affect the status of the Tax-Free Spin-Off as tax free under the Code. Approval of such conversion shall require the affirmative vote of the holders of a majority of the shares of Common Stock present and voting, voting together without regard to class, with each share entitled to one vote for such purpose.

                  H. Liquidation. Shares of Class B Common Stock shall rank pari passu with the Class A Common Stock as to distribution of assets in the event of any liquidation, dissolution or winding up of the affairs of the Corporation.

                  I. Reorganization or Merger. In the event of a merger or consolidation of the Corporation with or into another entity (whether or not the Corporation is the surviving entity), the holders of each share of Class A Common Stock and Class B Common Stock shall be entitled to receive the same per share consideration as the per share consideration, if any, received by the holders of each share of such other class of stock.

                  J. Status of Converted Stock. Any shares of Class B Common Stock that shall have been converted into Class A Common Stock at any time pursuant to the provi-


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sions of Section F or Section G of this Article FOURTH shall, after such conversion, be cancelled and shall not be reissued.

                  K. Reservation. The Corporation shall at all times reserve and keep available, free from pre-emptive rights, out of its authorized but unissued shares of Class A Common Stock solely for the purpose of issuance upon the conversion of the Class B Common Stock, such number of shares of Class A Common Stock issuable upon the conversion of all outstanding Class B Common Stock. All shares of Class A Common Stock which are so issuable shall, when issued, be duly and validly issued, fully paid and nonassessable. The Corporation shall take all such actions as it deems necessary or appropriate to assure that all such shares of Class A Common Stock may be so issued without violation of any applicable law or governmental regulation or any requirements of any securities exchange upon which shares of Class A Common Stock may be listed.

                  L. Preferred Stock. The Corporation may issue Preferred Stock from time to time in one or more series as the Board of Directors may establish by the adoption of a resolution or resolutions relating thereto, each series to have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issue of such series adopted by the Board of Directors pursuant to authority to do so, which authority is hereby granted to the Board of Directors.

                  FIFTH: A. The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors, the number of directors to be determined from time to time by resolution adopted by affirmative vote of a majority of the entire Board of Directors which the Corporation would have if there were no vacancies. The directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. The initial division of the Board of Directors into classes shall be made by


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the decision of the affirmative vote of a majority of the entire Board of
Directors. Class I directors shall be elected initially for a one-year term, Class II directors initially for a two-year term and Class III directors initially for a three-year term. At each succeeding annual meeting of stockholders beginning in 1997, successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director. A director shall hold office until the annual meeting for the year in which his term expires and until his successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Any vacancy on the Board of Directors that results from an increase in the number of directors may be filled by a majority of the Board of Directors then in office, provided that a quorum is present, and any other vacancy occurring in the Board of Directors may be filled by a majority of the Board of Directors then in office, subject to any contractual provisions to the contrary, even if less than a quorum, or a sole remaining director. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his predecessor. Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Restated Certificate of Incorporation applicable thereto, and such directors so elected shall not be divided into classes pursuant to this Article FIFTH unless expressly provided by such terms.


                  B. Notwithstanding any other provision of this Restated Certificate of Incorporation, the affirmative vote of the holders of at least eighty percent (80%) of


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the voting power of the shares entitled to vote at an election of directors shall be required to amend, alter, change or repeal, or to adopt any provision as part of this Restated Certificate of Incorporation inconsistent with the purpose and intent of, this Article FIFTH.

                  SIXTH: The books and records of the Corporation may be kept (subject to any mandatory requirement of law) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or by the By-Laws of the Corporation.

                  SEVENTH: A. In anticipation that the Corporation and Travelers may engage in the same or similar activities or lines of business and have an interest in the same areas of corporate opportunities, and in recognition of the benefits to be derived by the Corporation through its continued contractual, corporate and business relations with Travelers (including service of officers and directors of Travelers as directors of the Corporation), the provisions of this Article SEVENTH are set forth to regulate and define the conduct of certain affairs of the Corporation as they may involve Travelers and its officers and directors, and the powers, rights, duties and liabilities of the Corporation and its officers, directors and stockholders in connection therewith.


                  B. Subject to any contractual provisions to the contrary, Travelers shall have the right to, and shall have no duty not to, (i) engage in the same or similar business activities or lines of business as the Corporation,
(ii) do business with any client or customer of the Corporation and (iii) employ or otherwise engage any officer or employee of the Corporation, and neither Travelers nor any officer or director thereof (except as provided in Section C of this Article SEVENTH) shall be liable to the Corporation or its stockholders for breach of any fiduciary duty by reason of any such activities of Travelers or of such person's participation therein. In the event that Travelers acquires knowledge of a potential transaction or matter which may be a corporate opportunity for both Travelers and the Corporation, Travelers shall have no duty to communicate or present such corporate opportunity to the Corporation and shall not be liable to the Corporation or its stockholders for breach of any fiduciary duty as a stockholder of the Corporation by reason of the fact that Travelers pursues


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or acquires such corporate opportunity for itself, directs such corporate opportunity to another person or entity, or does not present such corporate opportunity to the Corporation.

                  C. In the event that a director or officer of the Corporation who is also a director or officer of Travelers acquires knowledge of a potential transaction or matter which may be a corporate opportunity for both the Corporation and Travelers, such director or officer of the Corporation (a) shall have fully satisfied and fulfilled his fiduciary duty to the Corporation and its stockholders with respect to such corporate opportunity, (b) shall not be liable to the Corporation or its stockholders for breach of any fiduciary duty by reason of the fact that Travelers pursues or acquires such corporate opportunity for itself or directs such corporate opportunity to another person or does not present such corporate opportunity to the Corporation, (c) shall be deemed to have acted in good faith and in a manner such person reasonably believes to be in and not opposed to the best interests of the Corporation for the purposes of Article TWELFTH and the other provisions of this Restated Certificate of Incorporation and (d) shall be deemed not to have breached his duty of loyalty to the Corporation or its stockholders or to have derived an improper personal benefit therefrom for the purposes of Article TWELFTH and the other provisions of this Restated Certificate of Incorporation, if such director or officer acts in good faith in a manner consistent with the following policy:

                  (i) a corporate opportunity offered to any person who is an officer of the Corporation and who is also a director but not an officer of Travelers shall belong to the Corporation, unless such opportunity is expressly offered to such person solely in his capacity as a director of Travelers in which case such opportunity shall belong to Travelers;

                  (ii) a corporate opportunity offered to any person who is a director but not an officer of the Corporation and who is also a director or officer of Travelers shall belong to the Corporation only if such opportunity is expressly offered to such person solely in his


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         capacity as a director of the Corporation, and otherwise shall belong to Travelers; and

                  (iii) a corporate opportunity offered to any person who is an officer of both the Corporation and Travelers shall belong to Travelers unless (x) such person is an employee of the Corporation or (y) such opportunity is expressly offered to such person solely in his capacity as an officer of the Corporation, in either of which case such opportunity shall belong to the Corporation.

                  D. For the purposes of this Article SEVENTH, "corporate opportunities" shall include, but not be limited to, business opportunities which the Corporation is financially able to undertake, which are, from their nature, in the line of the Corporation's business, are of practical advantage to it and are ones in which the Corporation has an interest or a reasonable expectancy, and in which, by embracing the opportunities, the self-interest of Travelers or its officers or directors, will be brought into conflict with that of the Corporation.

                  E. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article SEVENTH.

                  F. For purposes of this Article SEVENTH, and, to the extent set forth therein, Article EIGHTH and Article NINTH (subject to Section E of Article NINTH) hereof:

                           1. "Travelers" shall mean Travelers Group Inc., a
                  Delaware corporation, all successors to Travelers Group Inc. by way of merger, consolidation or sale of all or substantially all of its assets, and all corporations, partnerships, joint ventures, limited liabilities companies, trusts, associations and other entities in which Travelers Group Inc. owns (directly or indirectly) fifty percent (50%) or more of the outstanding voting stock, voting power, partnership interests or similar ownership interests, but shall not include the Corporation; and


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                           2. the "Corporation" shall mean the Corporation and
                  all corporations, partnerships, joint ventures, limited liability companies, trusts, associations and other entities in which the Corporation owns (directly or indirectly) fifty percent (50%) or more of the outstanding voting stock, voting power, partnership interests or similar ownership interests.

                  G. If any contract, agreement, arrangement or transaction between the Corporation and Travelers involves a corporate opportunity and is approved in accordance with the procedures set forth in Article EIGHTH of this Restated Certificate of Incorporation, Travelers and its officers and directors shall also for the purposes of this Article SEVENTH and the other provisions of this Restated Certificate of Incorporation (a) have fully satisfied and fulfilled their fiduciary duties to the Corporation and its stockholders, (b) be deemed to have acted in good faith and in a manner such persons reasonably believe to be in and not opposed to the best interests of the Corporation and
(c) be deemed not to have breached their duties of loyalty to the Corporation and its stockholders and not to have derived an improper personal benefit therefrom. Any such contract, agreement, arrangement or transaction involving a corporate opportunity not so approved shall not by reason thereof result in any such breach of any fiduciary duty or duty of loyalty or failure to act in good faith or in the best interests of the Corporation or derivation of any improper personal benefit, but shall be governed by the other provisions of this Article SEVENTH, this Restated Certificate of Incorporation, the By-Laws, the GCL and other applicable law.

                  H. Notwithstanding anything in this Restated Certificate of Incorporation to the contrary and in addition to any vote of the Board of Directors required by this Restated Certificate of Incorporation, until the occurrence of the Trigger Date (as defined below), the affirmative vote of the holders of more than eighty percent (80%) of the voting power of the Common Stock then outstanding shall be required to alter, amend or repeal, or adopt any provision inconsistent with, any provision of this Article SEVENTH. Neither the alteration, amendment or repeal of this Article SEVENTH nor the adoption of any provision inconsistent with this


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Article SEVENTH shall eliminate or reduce the effect of this Article SEVENTH in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article SEVENTH, would accrue or arise, prior to such alteration, amendment, repeal or adoption.

                  "Trigger Date" shall mean the first date on which Travelers ceases to beneficially own (excluding for such purposes shares of Common Stock beneficially owned by Travelers but not for its own account, including (in such exclusion) beneficial ownership which arises by virtue of some entity that is an affiliate of Travelers (as hereinafter defined) being a sponsor or advisor of a mutual or similar fund that beneficially owns shares of Common Stock) twenty percent (20%) or more of the voting power of the then outstanding Common Stock.

                  EIGHTH: A. In anticipation that (i) the Corporation and Travelers may enter into contracts or otherwise transact business with each other and that the Corporation may derive benefits therefrom and (ii) the Corporation may from time to time enter into contractual, corporate or business relations with one or more of its directors, or one or more corporations, partnerships, associations or other organizations in which one or more of its directors have a financial interest (collectively, "Related Entities"), the provisions of this Article EIGHTH are set forth to regulate and define certain contractual relations and other business relations of the Corporation as they may involve Travelers, Related Entities and their respective officers and directors, and the powers, rights, duties and liabilities of the Corporation and its officers, directors and stockholders in connection therewith. The provisions of this Article EIGHTH are in addition to, and not in limitation of, the provisions of the GCL and the other provisions of this Restated Certificate of Incorporation. Any contract or business relation which does not comply with the procedures set forth in this Article EIGHTH shall not by reason thereof be deemed void or voidable or result in any breach of any fiduciary duty or duty of loyalty or failure to act in good faith or in the best interests of the Corporation or derivation of any improper personal benefit, but shall be governed by the provisions of this Restated Certificate of Incorporation, the By-Laws, the GCL and other applicable law.

                  B. No contract, agreement, arrangement or transaction between the Corporation and Travelers or between the Corporation and one or more of the directors or officers of the Corporation, Travelers or any Related Entity or between the Corporation and any Related Entity shall be void or voidable solely for the reason that Travelers, any Related Entity or any one or more of the officers or directors of the Corporation, Travelers or any Related Entity are parties thereto, or solely because any such directors or officers are present at or participate in the meeting of the Board of Directors or committee thereof which authorizes the contract, agreement, arrangement or transaction, or solely because his or their votes are counted for such purpose, and Travelers, any Related Entity and such directors and officers (a) shall have fully satisfied and fulfilled their fiduciary duties to the Corporation and its stockholders with respect thereto, (b) shall not be liable to the Corporation or its stockholders for any breach of fiduciary duty by reason of the entering into, performance or consummation of any such contract, agreement, arrangement or transaction, (c) shall be deemed to have acted in good faith and in a manner such persons reasonably believe to be in and not opposed to the best interests of the Corporation for purposes of Article TWELFTH and the other provisions of this Restated Certificate of Incorporation and (d) shall be deemed not to have breached their duties of loyalty to the Corporation and its stockholders and not to have derived an improper personal benefit therefrom for the purposes of Article TWELFTH and the other provisions of this Restated Certificate of Incorporation, if:

                  (i) the material facts as to the contract, agreement, arrangement or transaction are disclosed or are known to the Board of Directors or the committee thereof that authorizes the contract, agreement, arrangement or transaction, and the Board of Directors or such committee in good faith authorizes the contract, agreement, arrangement or transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or

                  (ii) the material facts as to the contract, agreement, arrangement or transaction are disclosed or are known to the holders of

         Common Stock entitled to vote thereon, and the contract, agreement, arrangement or transaction is specifically approved in good faith by vote of the holders of a majority of the voting power of the Common Stock then outstanding not owned by Travelers or a Related Entity, as the case may be.

                  C. Directors of the Corporation who are also directors or officers of Travelers or any Related Entity may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract, agreement, arrangement or transaction. Common Stock owned by Travelers and any Related Entities may be counted in determining the presence of a quorum at a meeting of stockholders which authorizes the contract, agreement, arrangement or transaction.

                  D. Any person or entity purchasing or otherwise acquiring any interest in any shares of capital stock of the Corporation will be deemed to have notice of and to have consented to the provisions of this Article EIGHTH.

                  E. For purposes of this Article EIGHTH, Travelers shall have the meaning set forth in Article SEVENTH.

                  F. For purposes of this Article EIGHTH, any contract, agreement, arrangement or transaction with any corporation, partnership, joint venture, limited liability companies, trusts, association or other entity in which the Corporation owns (directly or indirectly) fifty percent (50%) or more of the outstanding voting stock, voting power, partnership interests or similar ownership interests, or with any officer or director thereof, shall be deemed to be a contract, agreement, arrangement or transaction with the Corporation.

                  G. Notwithstanding anything in this Restated Certificate of Incorporation to the contrary and in addition to any vote of the Board of Directors required by this Restated Certificate of Incorporation, until the occurrence of the Trigger Date, the affirmative vote of the holders of more than eighty percent (80%) of the voting power of the Common Stock then outstanding shall be required to alter, amend or repeal, or adopt any provision inconsistent with, any provision of this Article EIGHTH. Neither the alteration, amendment or repeal of this Article EIGHTH nor the adoption of any provision inconsistent with this Article EIGHTH shall eliminate or reduce the effect of this Article EIGHTH in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article EIGHTH, would accrue or arise, prior to such alteration, amendment, repeal or adoption.

                  NINTH: A. In anticipation that Travelers will remain a stockholder of the Corporation and may have continued contractual, corporate and business relations with the Corporation, the provisions of this Article NINTH are set forth to regulate and define the conduct of certain affairs of the Corporation as they may impact Travelers and its legal and regulatory status.


                  B. The Corporation shall not, without the written consent of Travelers, engage, directly or indirectly, in any act or activity which would result, either alone or giving effect to the business, operations, properties, activities and legal and regulatory status of Travelers and the Corporation, in
(a) Travelers being required to file any notice, report or other document or make any registration with, obtain any approval, consent or authorization of or otherwise become subject to any statutes, rules, regulations, ordinances, orders, decrees or other legal restrictions of any federal, state, local or foreign governmental, administrative or regulatory authority, agency or instrumentality (collectively, "Applicable Law") or (b) any director of the Corporation who is also a director or officer of Travelers being ineligible to serve or prohibited from so serving as a director of the Corporation under or pursuant to any Applicable Law. Travelers shall not be liable to the Corporation or its stockholders for breach of any fiduciary duty by reason of the fact that Travelers gives or withholds any consent for any reason in connection with this Article NINTH. No vote cast or other action taken by any person who is an officer, director or other representative of Travelers which vote is cast or action is taken by such person in his capacity as a director of this Corporation shall constitute a consent of Travelers for the purpose of this Article NINTH.

                  C. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and to have consented to the provisions of this Article NINTH.

                  D. For purposes of this Article NINTH, Travelers shall have the meaning set forth in Article SEVENTH.

                  E. For purposes of Section B of this Article NINTH, only the consent of Travelers Group Inc. (and not any such corporation, partnership, joint venture, limited liability company, trust, association or other entity) shall be required.

                  F. Notwithstanding anything in this Restated Certificate of Incorporation to the contrary and in addition to any vote of the Board of Directors required by this Restated Certificate of Incorporation, until the occurrence of the Trigger Date, the affirmative vote of the holders of more than eighty percent (80%) of the voting power of the Common Stock then outstanding shall be required to alter, amend or repeal, or adopt any provision inconsistent with, any provision of this Article NINTH. Neither the alteration, amendment or repeal of this Article NINTH nor the adoption of any provision inconsistent with this Article NINTH shall eliminate or reduce the effect of this Article NINTH in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article NINTH, would accrue or arise, prior to such alteration, amendment, repeal or adoption.

                  G. This Article NINTH shall become inoperative and of no effect on and after the date six months following the Trigger Date.

                  TENTH: Following the consummation of an initial public offering of Common Stock or any transaction or event as a result of which any Common Stock is listed on a national securities exchange or registered under
Section 12 of the Securities Exchange Act of 1934, as amended, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation, and the ability of the stockholders to consent in writ-ing to the taking of any action is hereby specifically denied; provided, however, stockholders of the Corporation shall have the right to consent in writing to the taking of action by the Corporation in connection with a change in the Corporation's name from "Travelers/Aetna Property Casualty Corp." Except as otherwise required by law, special meetings of stockholders of the Corporation may be called only by (i) the Chairman of the Board, the Vice Chairman, Chairman of the Executive Committee, the President or the Secretary of the Corporation or (ii) any such officer at the request in writing of the Board of Directors or of the Executive Committee.

                  ELEVENTH: In furtherance and not in limitation of the powers conferred upon it by the laws of the State of Delaware, the Board of Directors shall have the power to adopt, amend, alter or repeal the Corporation's By-Laws. The affirmative vote of at least sixty-six and two-thirds percent (66-2/3%) of the entire Board of Directors shall be required to adopt, amend, alter or repeal the Corporation's By-Laws. Notwithstanding any other provisions of this Restated Certificate of Incorporation or the By-Laws of the Corporation (and notwithstanding the fact that a lesser percentage or separate class vote may be specified by law, this Restated Certificate of Incorporation or the By-Laws of the Corporation), the affirmative vote of the holders of at least eighty percent (80%) of the voting power of the shares entitled to vote at an election of directors shall be required to adopt, amend, alter or repeal, or adopt any provision as part of this Restated Certificate of Incorporation inconsistent with the purpose and intent of, this Article ELEVENTH.

                  TWELFTH: No director or officer of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, except for liability (i) for any breach of the director's or officer's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

                  THIRTEENTH: In accordance with Section 203(b)(3) of the GCL, the Corporation expressly elects not to be governed by Section 203 of the GCL.

                  FOURTEENTH: Except as provided in Articles FOURTH, FIFTH and ELEVENTH of this Restated Certificate of Incorporation, the Corporation reserves the right to amend and repeal any provision contained in this Restated Certificate of Incorporation in the manner prescribed by the laws of the State of Delaware, and all rights of stockholders shall be subject to this reservation.

                  THE UNDERSIGNED, being the Vice President and Secretary of the Corporation, does hereby certify that the Corporation has restated its Certificate of Incorporation as set forth above, does hereby certify that such restatement has been duly adopted in accordance with the applicable provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware, and does hereby make and file this Restated Certificate of Incorporation.


Dated:  March 29, 1996



                                                 /s/ Charles O. Prince, III
                                                --------------------------------
                                                Charles O. Prince, III
                                                Vice President and Secretary

                      Certificate of Designations, Powers,
                             Preferences and Rights

                                     of the

                    7.5% Redeemable Preferred Stock, Series Z
                   ($250,000 liquidation preference per share)

                                       of

                     Travelers/Aetna Property Casualty Corp.

                  --------------------------------------------


                         Pursuant to Section 151 of the
                General Corporation Law of the State of Delaware

                  --------------------------------------------



                  Travelers/Aetna Property Casualty Corp., a Delaware corporation (the "Corporation"), hereby certifies that:

                  1. The Restated Certificate of Incorporation of the Corporation (the "Certificate of Incorporation") fixes the total number of shares of all classes of capital stock that the Corporation shall have the authority to issue at 700,000,000 shares of Class A common stock, par value $.01 per share, 700,000,000 shares of Class B common stock, par value $.01 per share, and 25,000,000 shares of preferred stock, par value $0.10 per share ("Preferred Stock").

                  2. The Certificate of Incorporation expressly grants to the Board of Directors of the Corporation authority to provide for the issuance of the shares of Preferred Stock in series, and to establish from time to time the number of shares to be included in each such series and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof.

                  3. Pursuant to the authority conferred upon the Board of Directors of the Corporation by the Certificate of Incorporation, the Board of Directors, by action duly taken on March 29, 1996, adopted resolutions providing for the 7.5% Redeemable Preferred Stock, Series Z as follows:

                           "RESOLVED, that an issue of a series of Preferred Stock is hereby provided for, and the number of shares to be included in such series is established, and the designation, powers, preferences and rights and qualifications, limitations and restrictions of such series are fixed hereby as follows:

                           1. Designation and Number of Shares. The designation of such series shall be 7.5% Redeemable Preferred Stock, Series Z (the "Series Z Preferred Stock"), and the number of shares constituting such series shall be 2,160. Shares of the Series Z Preferred Stock shall have a par value of $0.10 per share, and a liquidation preference of $250,000 per share (the "Liquidation Preference"). The number of authorized shares of Series Z Preferred Stock may be reduced (but not below the number of shares thereof then outstanding) by further resolution duly adopted by the Board of Directors or the Executive Committee of the Board of Directors and by the filing of a certificate pursuant to the provisions of the General Corporation Law of the State of Delaware stating that such reduction has been so authorized, but the number of authorized shares of Series Z Preferred Stock shall not be increased.

                           2. Dividends. (a) Holders of shares of Series Z Preferred Stock will be entitled to receive, when, as and if declared by the Board of Directors or a duly authorized committee thereof (the "Board of Directors") out of assets of the Corporation legally available for payment, cash dividends payable quarterly at the Annual Dividend Rate (as defined below) per annum. Dividends on the Series Z Preferred Stock shall be payable with respect to each three month period beginning on the last day of March, June, September and December of each year and ending on the day immediately prior to the first day of the next succeeding three month period (each, a "Quarterly Dividend Period"), in arrears, payable on March 31, June 30, September 30 and December 31 of each year, commencing June 30, 1996, provided that if such day is not a Business Day (as hereinafter defined), such dividend shall be paid on the next succeeding Business Day (each, a

         "Dividend Payment Date"). Dividends shall be fully cumulative from the date of initial issuance of such shares. Dividends shall be paid to the holders of record of shares of the Series Z Preferred Stock as they appear on the books of the Corporation at the close of business on the 15th day immediately preceding the applicable Dividend Payment Date (or if such day is not a Business Day, the applicable record date shall be the next preceding day that is a Business Day). Dividends in arrears for any past Quarterly Dividend Periods may be declared and paid at any time, without reference to any regular Dividend Payment Date, to holders of record on such date, not exceeding 45 days preceding the payment date thereof, as may be fixed by the Board of Directors.

                           The amount of dividends payable for each full Quarterly Dividend Period in respect of each share of Series Z Preferred Stock shall be equal to the product of (i) $62,500 multiplied by (ii) the Annual Dividend Rate. The amount of dividends payable in respect of each share of Series Z Preferred Stock for the initial dividend period or any period shorter than a full Quarterly Dividend Period shall be equal to the result obtained by multiplying (x) the Annual Dividend Rate times (y) the Liquidation Preference times (z) a fraction, the numerator of which is the actual number of days elapsed in such period and the denominator of which is 360.

                           (b) "Annual Dividend Rate" means 0.075.

                           (c) "Business Day" means any day that is not a Saturday, Sunday or a legal holiday in the State of New York.

                           (d) No dividends may be declared or paid or set apart for payment on any Parity Preferred Stock (as defined in paragraph 8(b) below) with regard to the payment of dividends unless (i) there shall also be or have been declared and paid or set apart for payment on the Series Z Preferred Stock, full cumulative dividends for all dividend payment periods of the Series Z Preferred Stock ending on or before the dividend payment date of such Parity Preferred Stock, ratably in proportion to the re-spective amounts of dividends (x) accumulated and unpaid or payable on such Parity Preferred Stock, on the one hand, and (y) accumulated and unpaid through the dividend payment period or periods of the Series Z Preferred Stock next preceding such dividend payment date, on the other hand, and (ii) the Corporation is not in default with respect to any obligation (including its obligations pursuant to Sections 3 and 4 hereof) to redeem shares of the Series Z Preferred Stock.

                           (e) Except as set forth in the preceding paragraph
         (d), unless (i) full cumulative dividends on the Series Z Preferred Stock have been paid through the most recent Dividend Payment Date and
         (ii) the Corporation is not in default with respect to any obligation (including its obligations pursuant to Sections 3 and 4 hereof) to redeem shares of the Series Z Preferred Stock, no dividends (other than in Common Stock (as defined below)) may be paid or declared and set aside for payment or other distribution made upon the Corporation's Class A Common Stock, par value $.01 per share ("Class A Common Stock"), Class B Common Stock, par value $.01 per share (together with the Class A Common Stock, the "Common Stock"), or on any other stock of the Corporation ranking junior to or on a parity with the Series Z Preferred Stock as to dividends, nor may any Common Stock or any other stock of the Corporation ranking junior to or on a parity with the Series Z Preferred Stock as to dividends or as to amounts distributable upon liquidation, dissolution or winding up of the Corporation be redeemed, purchased or otherwise acquired for any consideration (or any payment be made to or available for a sinking fund for the redemption of any shares of such stock) by the Corporation; provided that any such junior or parity stock may, in accordance with their respective provisions, be converted into or exchanged or redeemed solely for stock of the Corporation ranking junior to the Series Z Preferred Stock as to dividends and as to amounts distributable upon liquidation, dissolution or winding up of the Corporation.

                           3. Optional Redemption. (a) The Corporation, at its option, out of funds legally avail-able therefor, may redeem shares of the Series Z Preferred Stock, in whole or in part, on any Dividend Payment Date on or after June 30, 2002, at a redemption price of $250,000 per share, plus an amount equal to accrued and unpaid dividends (whether or not earned or declared) thereon to, but excluding, the date fixed for redemption.

                           (b) In the event that fewer than all the outstanding shares of the Series Z Preferred Stock are to be redeemed, the shares to be redeemed from each holder of record shall be determined by lot or pro rata as may be determined by the Board of Directors or by any other method as may be determined by the Board of Directors in its sole discretion to be equitable.

                           (c) In the event the Corporation elects to redeem shares of the Series Z Preferred Stock, written notice of such redemption shall be given by first class mail, postage prepaid, mailed not less than 30 days and not more than 60 days prior to the redemption date, to each holder of record of the shares to be redeemed, at such holder's address as the same appears on the books of the Corporation. Each such notice shall state: (i) the redemption date; (ii) the number of shares of the Series Z Preferred Stock to be redeemed and, in the case of a partial redemption pursuant to paragraph 3(b) hereof, the identification (by the number of the certificate or otherwise) of the shares of Series Z Preferred Stock to be redeemed; (iii) the redemption price; (iv) the place or places where certificates for such shares are to be surrendered for payment of the redemption price; and (v) that dividends on the shares to be redeemed will cease to accrue from and after such redemption date. On such redemption date, the Corporation shall pay the redemption price, plus an amount equal to all accrued and unpaid dividends thereon (whether or not earned or declared), to the holders of Series Z Preferred Stock so to be redeemed.

                           (d) If notice of redemption shall have been duly given, and if, on or before the redemption date specified therein, all funds necessary for such redemption shall have been set aside by the Corpora-tion, separate and apart from its other funds, in trust for the pro rata benefit of the holders of the shares of Series Z Preferred Stock called for redemption, so as to be and continue to be available therefor, then, notwithstanding that any certificate for shares so called for redemption shall not have been surrendered for cancellation, all shares so called for redemption shall no longer be deemed outstanding on and after such redemption date, all dividends shall cease to accrue from and after such redemption date, and all rights with respect to such shares shall forthwith on such redemption date cease and terminate, except only the right of the holders thereof to receive the amount payable on redemption thereof, without interest.

                           If such notice of redemption shall have been duly given or if the Corporation shall have given to the bank or trust company hereinafter referred to irrevocable authorization promptly to give such notice, and if on or before the redemption date specified therein the funds necessary for such redemption shall have been deposited by the Corporation with such bank or trust company in trust for the pro rata benefit of the holders of the shares called for redemption, then, notwithstanding that any certificate for shares so called for redemption shall not have been surrendered for cancellation, from and after the time of such deposit, all shares so called for redemption shall no longer be deemed to be outstanding and all rights with respect to such shares shall forthwith cease and terminate, except only the right of the holders thereof to receive from such bank or trust company at any time after the time of such deposit the funds so deposited, without interest. The aforesaid bank or trust company shall be a bank or trust company organized and in good standing under the laws of the United States of America or of the State of New York, doing business in the Borough of Manhattan, the City of New York, having capital surplus and undivided profits aggregating at least $50,000,000 according to its latest published statement of condition, and shall be identified in the notice of redemption. Any interest accrued on such funds shall be for the benefit of the Corporation. Any funds so set aside or deposited, as the case may be, and unclaimed at the end of one year from such redemption date shall, to the extent permitted by law, be released or repaid to the Corporation, after which repayment the holders of the shares so called for redemption shall look only to the Corporation for payment thereof.

                           (e) Notwithstanding the foregoing provisions of this
         Section 3, unless the full cumulative dividends on all outstanding shares of the Series Z Preferred Stock shall have been paid or contemporaneously are declared and paid through the most recent Dividend Payment Date, no shares of the Series Z Preferred Stock shall be redeemed unless all outstanding shares of the Series Z Preferred Stock are simultaneously redeemed, and neither the Corporation nor a subsidiary of the Corporation shall purchase or otherwise acquire any shares of the Series Z Preferred Stock.

                           (f) Any shares of the Series Z Preferred Stock that shall at any time have been redeemed or repurchased pursuant to this
         Section 3 or otherwise shall, after such redemption or repurchase, have the status of authorized but unissued shares of Preferred Stock, without designation as to class or series until such shares are once again designated as part of a particular class or series by the Board of Directors.

                           4. Mandatory Redemption. (a) Any holder of shares of Series Z Preferred Stock that is a member of the Travelers Affiliated Group (as defined below) shall have the right, subject to paragraph (b) below, to require the Corporation, at any time, to repurchase, out of funds legally available therefore on the date specified in the notice duly given by such holder to the Corporation pursuant to paragraph (c) below (the "Mandatory Redemption Date"), all or part of the Series Z Preferred Stock then owned by such holder at a purchase price in cash equal to 100% of the aggregate Liquidation Preference of such shares, together with all accrued and unpaid dividends (whether or not earned or declared) on such shares to but not including the Mandatory Redemption Date (the "Redemption Price"), in accordance with the procedures set forth below. "Travelers Affiliated Group" means Travelers Group

         Inc., a Delaware corporation, and all of its direct and indirect subsidiaries now or hereafter existing, other than the Corporation and its direct and indirect subsidiaries.

                           (b) The aggregate amount of Series Z Preferred Stock required to be redeemed by the Corporation on any Mandatory Redemption Date pursuant to the provisions of paragraph (a) above will be limited to the Applicable Amount as of such Mandatory Redemption Date. The "Applicable Amount," as of any date, means an amount equal to the aggregate net proceeds (regardless of the actual use of such proceeds) received by the Corporation or a subsidiary of the Corporation, after the date of issuance of the Series Z Preferred Stock to and including such Mandatory Redemption Date, from any issuance and sale by the Corporation or a subsidiary of the Corporation of shares of its capital stock (or, in the case of a subsidiary trust of the Corporation, beneficial interests in the trust) (other than offerings pursuant to employee plans, or non-cash offerings in connection with an acquisition, exchange offer, recapitalization or similar transaction) (a "Stock Issuance"), less the aggregate Liquidation Preference of all shares of Series Z Preferred Stock redeemed by the Corporation pursuant to the provisions of this Section 4 prior to such Mandatory Redemption Date; provided, however, that the Applicable Amount shall not include proceeds received by the Corporation from the issuance and sale of shares of Common Stock to The Travelers Insurance Group Inc., Aetna Life and Casualty Company, J.P. Morgan Capital Corporation, The Trident Partnership L.P. and Fund American Enterprises Holdings, Inc. pursuant to those separate stock purchase agreements with the Corporation, each dated as of March 11, 1996. The Corporation shall be obligated to redeem shares of Series Z Preferred Stock only to the extent that it has funds legally available therefor.

                           (c) The Corporation shall provide written notice to the holders of record of shares of Series Z Preferred Stock of the Applicable Amount as of the date of such notice and after giving effect to any Stock Issuance, (i) on the first day of each calendar month following the date of initial issuance of the Series Z Preferred Stock and (ii) at any time the Corporation or a subsidiary of the Corporation intends to make a Stock Issuance (but in no event later than the fifth Business Day prior to the consummation of any such issuance and sale); provided, however, that the Corporation's failure to give such notice shall in no way affect its obligation to redeem the shares of Series Z Preferred Stock as provided in this
         Section 4. Any holder who desires to cause the Corporation to redeem such holder's shares of Series Z Preferred Stock shall send by first-class mail, postage prepaid, or by hand delivery, to the Corporation at its principal executive offices, not less than two Business Days nor more than 60 days prior to the Mandatory Redemption Date specified in such notice, a notice stating (i) that such holder desires to cause the Corporation to redeem such holder's shares of Series Z Preferred Stock, (ii) the number of shares to be redeemed and
         (iii) the Mandatory Redemption Date (which date may be specified by reference to the estimated closing date of any proposed Stock Issuance). Holders electing to have shares of the Series Z Preferred Stock redeemed will be required to surrender the certificate or certificates representing such shares to the Corporation at least one full Business Day prior to such Mandatory Redemption Date, and on such Mandatory Redemption Date the Corporation shall pay to such holder the Redemption Price.

                           (d) Any shares of Series Z Preferred Stock that shall at any time have been redeemed or repurchased pursuant to this Section 4 or otherwise shall, after such redemption or repurchase, have the status of authorized but unissued shares of Preferred Stock, without designation as to class or series until such shares are once again designated as part of a particular class or series by the Board of Directors.

                           (e) If fewer than all the shares of Series Z
         Preferred Stock requested to be redeemed are required to be redeemed as a result of the provisions of paragraph (b) above, then the Corporation will select those shares to be redeemed by lot or pro rata as may be determined by the Board of Directors or by any other method as may be deter-mined by the Board of Directors in its sole discretion to be equitable.

                           (f) The provisions of this Section 4 shall automatically terminate and shall cease to have any further force or effect with respect to, but only with respect to, any shares of Series Z Preferred Stock that are transferred to a person other than a member of the Travelers Affiliated Group. For purposes of this Section 4, "person" shall mean a corporation, a trust, a limited liability company, an association, a partnership, a joint venture, an organization, a business, an individual, a government or a subdivision thereof or a governmental agency; and the term "transfer" shall not include a bona fide pledge of shares of Series Z Preferred Stock.

                           (g) Notwithstanding the foregoing provisions of this
         Section 4, unless the full cumulative dividends on all outstanding shares of the Series Z Preferred Stock shall have been paid or contemporaneously are declared and paid through the most recent Dividend Payment Date, no shares of the Series Z Preferred Stock shall be redeemed unless all outstanding shares of the Series Z Preferred Stock are simultaneously redeemed, and neither the Corporation nor a subsidiary of the Corporation shall purchase or otherwise acquire any shares of the Series Z Preferred Stock.

                           5. Conversion or Exchange; Sinking Fund. The holders of shares of the Series Z Preferred Stock shall not have any rights to convert such shares into, or exchange such shares for, shares of any other class or classes or of any other series of any class or classes of capital stock of the Corporation; nor shall the holders of shares of the Series Z Preferred Stock be entitled to the benefits of a sinking fund in respect of their shares of the Series Z Preferred Stock.

                           6. Voting. (a) Except as otherwise provided in this
         Section 6 or as otherwise required by law, the Series Z Preferred Stock shall have no voting rights.

                           (b) If the equivalent of six quarterly dividends (whether or not consecutive) payable on shares of Series Z Preferred Stock or on any Parity Preferred Stock upon which like voting rights have been conferred and are exercisable are in arrears at the time of the record date to determine stockholders for any annual meeting of stockholders of the Corporation, the authorized number of directors of the Corporation shall be automatically increased by two, and the holders of shares of Series Z Preferred Stock (voting separately as a class with the holders of shares of any one or more other series of Parity Preferred Stock outstanding at the time upon which like voting rights have been conferred and are exercisable ("Voting Parity Stock")) shall be entitled at such annual meeting of stockholders (and at each subsequent annual meeting of stockholders until such arrearages have been paid or set apart for payment, at which time such right shall terminate, except as herein or by law expressly provided, subject to revesting in the event of each and every subsequent default of the kind referred to above) to elect two directors of the Corporation, with the remaining directors of the Corporation to be elected by the holders of shares of any other class or classes or series of stock entitled to vote therefor. In any such election, holders of shares of Series Z Preferred Stock shall have 10,000 votes for each share held (the holders of shares of any other class or Series of Voting Parity Stock being entitled to such number of votes, if any, for each share of such stock held as may be granted to them).

                           At all meetings of stockholders at which holders of Preferred Stock shall be entitled to vote for Directors as a single class, the holders of a majority of the outstanding shares of all classes and series of capital stock of the Corporation having the right to vote as a single class shall be necessary to constitute a quorum, whether present in person or by proxy, for the election by such single class of its designated Directors. In any election of Directors by stockholders voting as a class, such Directors shall be elected by the vote of at least a plurality of shares held by such stockholders present or represented at the meeting. At any such meeting, the election of Directors by stockholders voting as a class shall be valid notwithstanding that a quorum of other stockholders voting as one or more classes may not be present or represented at such meeting.

                           (c) Any director who has been so elected pursuant to the preceding paragraph (b) may be removed at any time, with or without cause, only by the affirmative vote of the holders of the shares at the time entitled to cast a majority of the votes entitled to be cast for the election of any such director at a special meeting of such holders called for that purpose, and any vacancy thereby created may be filled by the vote of such holders. If a vacancy occurs among the Directors elected pursuant to the preceding paragraph (b), other than by removal from office as set forth in the preceding sentence, such vacancy may be filled by the remaining Director elected pursuant to the preceding paragraph (b), or his or her successor then in office, and the Director so elected to fill such vacancy shall serve until the next meeting of stockholders for the election of Directors.

                           (d) The voting rights of the holders of Series Z Preferred Stock to elect Directors as set forth above shall continue until all dividend arrearages on the Series Z Preferred Stock have been paid or declared and set apart for payment. Upon the termination of such voting rights, the terms of office of all persons who may have been elected pursuant to such voting rights shall immediately terminate, and the number of directors of the Corporation shall be decreased by two.

                           (e) So long as any shares of Series Z Preferred Stock remain outstanding, the consent of the holders of at least two-thirds of the shares of Series Z Preferred Stock then outstanding, given in person or by proxy, in writing or at any meeting called for the purpose, shall be necessary to permit, effect or validate the following:

                                    i) the creation, issuance or increase in
                  the authorized amount of any class or series of stock ranking prior to the shares of Series Z Preferred Stock either as to dividends or upon liquidation, dissolution or winding up of the Corporation; or

                                    ii) an alteration or change in the
                  provisions of the Restated Certificate of Incorporation of the Corporation (including any Certificate of Amendment or Certificate of Designations relating to the Series Z Preferred Stock) that would adversely affect the powers, preferences or rights of the holders of shares of Series Z Preferred Stock; provided, however, that any increase in the amount of authorized Common Stock or authorized Preferred Stock or any increase or decrease in the number of shares of any series of Preferred Stock or the authorization, creation and issuance of other classes or series of stock, in each case ranking on a parity with or junior to the Series Z Preferred Stock with respect to the payment of dividends and as to the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to adversely affect such powers, preferences or rights.

                           (f) The foregoing voting provisions shall not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required or upon which the holders of Series Z Preferred Stock shall be entitled to vote shall be effected, all outstanding shares of Series Z Preferred Stock shall have been redeemed or called for redemption and sufficient funds shall have been deposited in trust to effect such redemption.

                           7. Liquidation Rights. (a) Upon the dissolution, liquidation or winding up of the Corporation, the holders of the shares of the Series Z Preferred Stock shall be entitled to receive out of the assets of the Corporation available for distribution to stockholders, whether from capital, surplus or earnings, before any payment or distribution shall be made on the Common Stock or on any other class or series of stock ranking junior to shares of the Series Z Preferred Stock as to amounts distributable on dissolution, liquidation or winding up, $250,000 per share, plus an amount equal to all dividends (whether or not earned or declared) on such shares accrued and unpaid thereon to the date of final distribution.

                           (b) Neither the merger or consolidation of the Corporation into or with any other corporation nor the merger or consolidation of any other corporation into or with the Corporation, nor a sale or transfer of all or any part of the Corporation's assets, shall be deemed to be a dissolution, liquidation or winding up, voluntary or involuntary, of the Corporation for the purpose of this
         Section 7.

                           (c) After the payment to the holders of the shares of the Series Z Preferred Stock of the full preferential amounts provided for in this Section 7, the holders of the Series Z Preferred Stock as such shall have no right or claim to any of the remaining assets of the Corporation.

                           (d) In the event the assets of the Corporation available for distribution to the holders of shares of the Series Z Preferred Stock upon any dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, shall be insufficient to pay in full all amounts to which such holders are entitled pursuant to paragraph (a) of this Section 7, the holders of shares of the Series Z Preferred Stock and of any Parity Preferred Stock or any other stock of the Corporation ranking, as to the amounts distributable upon dissolution, liquidation or winding up, on a parity with the Series Z Preferred Stock, shall share ratably in any distribution in proportion to the full respective preferential amounts to which they are entitled.

                           8. Ranking. For purposes of this Resolution, any stock of any class or classes or series of the Corporation shall be deemed to rank:

                           (a) prior to the shares of Series Z Preferred Stock, either as to dividends or upon liquidation, dissolution or winding up if the holders of such stock shall be entitled to either the receipt of dividends or of amounts distributable upon dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, as the case may be, in preference or priority to the holders of shares of the Series Z Preferred Stock;

                           (b) on a parity with shares of the Series Z Preferred Stock, either as to dividends or upon liquidation, dissolution or winding up, or both, whether or not the dividend rates, dividend payment dates, redemption amounts per share or liquidation values per share or sinking fund provisions, if any, are different from those of the Series Z Preferred Stock, if the holders of such stock shall be entitled by the terms thereof to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, as the case may be, in proportion to their respective dividend rates or liquidation values, without preference or priority of one over the other, as between the holders of such stock and the holders of shares of Series Z Preferred Stock (the term "Parity Preferred Stock" being used to refer to any stock on a parity with the shares of Series Z Preferred Stock, either as to dividends or upon liquidation, dissolution or winding up, or both, as the context may require); and

                           (c) junior to shares of the Series Z Preferred Stock, as to dividends and upon liquidation, dissolution or winding up, or both, if such stock shall be Common Stock or if the holders of shares of the Series Z Preferred Stock shall be entitled to receipt of dividends and of amounts distributable upon dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, as the case may be, in preference or priority to the holders of such stock.

                           9. Waiver, Modification and Amendment.
         Notwithstanding any other provisions relating to the Series Z Preferred Stock, any of the rights or benefits of the holders of the Series Z Preferred Stock may be waived, modified or amended with the consents of the holders of all of the then outstanding shares of Series Z Preferred Stock. Any such waiver, modification or amendment, shall be deemed to have the same effect as satisfaction in full of any such right or benefit as though actually received by such holders."

                  Travelers/Aetna Property Casualty Corp. has caused this Certificate to be duly executed by its Vice President and Secretary this 29th day of March, 1996.


                                        Travelers/Aetna
                                        Property Casualty Corp.



                                        By: /s/ Charles O. Prince, III
                                            ------------------------------------
                                                Charles O. Prince, III
                                                Vice President and
                                                Secretary

                            CERTIFICATE OF AMENDMENT
                                     TO THE
                    RESTATED CERTIFICATE OF INCORPORATION OF
                     TRAVELERS/AETNA PROPERTY CASUALTY CORP.
                               -------------------

                     Pursuant to Section 242 of the General
                    Corporation Law of the State of Delaware

                               -------------------


         TRAVELERS/AETNA PROPERTY CASUALTY CORP., a Delaware corporation (the "Company"), does hereby certify as follows:

         FIRST: Article FIRST of the Restated Certificate of Incorporation of the Company is hereby amended to read in its entirety as set forth below:

         FIRST: The name of the Corporation is Travelers Property Casualty Corp. (hereinafter the "Corporation").

         SECOND: The foregoing amendment has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware and by written consent of the holders of a majority of the stock of the Corporation entitled to vote in accordance with Section 228 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, the Company has caused this Certificate to be executed in its corporate name this 7th day of March, 1997.



                               TRAVELERS/AETNA PROPERTY CASUALTY CORP.

                            By:       /S/ JAMES M. MICHENER
                                ___________________________________________
                                             James M. Michener
                                             Secretary

                            CERTIFICATE OF AMENDMENT
                                     TO THE
                    RESTATED CERTIFICATE OF INCORPORATION OF
                        TRAVELERS PROPERTY CASUALTY CORP.

                          -----------------------------

                     Pursuant to Section 242 of the General
                    Corporation Law of the State of Delaware

                         ------------------------------


         TRAVELERS PROPERTY CASUALTY CORP., a Delaware corporation (the "Corporation") does hereby certify as follows:

         FIRST: Article FIFTH is hereby amended to read in its entirety as follows:

         The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors, the exact number of directors to be determined from time to time by resolution adopted by affirmative vote of a majority of the entire Board of Directors. At each annual meeting, each director shall be elected for a one-year term. A director shall hold office until the annual meeting held in the year in which his or her term expires and until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Any vacancy on the Board of Directors that results from an increase in the number of directors may be filled by a majority of the Board of Directors then in office, provided that a quorum is present, and any other vacancy occurring in the Board of Directors may be filled by a majority of the directors then in office, subject to any contractual provisions to the contrary, even if less than a quorum, or a sole remaining director. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his or her predecessor. Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Restated Certificate of Incorporation applicable thereto.

         SECOND: The foregoing amendment has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, Travelers Property Casualty Corp. has caused this certificate to be executed in its corporate name this 23rd day of April, 1997.


                                       TRAVELERS PROPERTY CASUALTY CORP.


                                       By: /s/ James M. Michener
                                           _____________________________________
                                             James M. Michener
                                             Senior Vice President and Secretary